UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: October 29, 2010
(Date of earliest event reported)

UAGH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16625 Dove Canyon Rd, #102-331,San Diego, CA
(Address of Principal Executive Offices)

(801) 295-3400
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement

On October 29, 2010, UAGH, Inc. (the “Registrant”) entered into an agreement (the “Rescission Agreement”), effective as of October 4, 2010 (the “Effective Date”), with The Markers Companies, Inc., (“TMC Nevada”), Markers Companies, LLC, an Arizona limited liability company (“MC LLC”), Vincent Goett (“Goett”), and Michael Broussard (“Broussard,” and collectively with the Registrant, TMC Nevada, MC LLC, and Goett, the “Parties”), which served to rescind the License Agreement entered into by and among the Parties dated as of August 27, 2010.

By way of background, on September 1, 2010, the Parties entered into the License Agreement, pursuant to which MC LLC agreed to grant to TMC Nevada an exclusive, worldwide, perpetual license (the “License”) in certain intellectual property, consisting of the trademarks, websites, marketing rights and agreements, and other intellectual property set forth in Schedule 1 to the Agreement, as well as all Improvements thereto, as defined in the Agreement (collectively, the “Intellectual Property”).  MC LLC granted to TMC Nevada the License for all fields of use or application, with the right to sublicense, to make, have made, use, offer to sell, sell, export, and import the Intellectual Property.

The Registrant disclosed the terms of the License Agreement in a Current Report on Form 8-K filed with the Commission on September 8, 2010.

Pursuant to the Rescission Agreement, the Parties agreed:

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to rescind and cancel the License Agreement effective as of October 4, 2010.  The Parties agreed that upon the rescission, the License Agreement shall be cancelled and of no further force or effect as though the License had never been entered into, and that all of the duties, obligations, liabilities, rights, and privileges of the Parties arising or accruing under the License shall cease, and the transactions undertaken pursuant to the License shall be deemed to have been rescinded in their entirety, without further action by the Parties.

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that concurrently with the execution of the Rescission Agreement, MC agreed to return to UAGH the License Fee Shares, together with any other securities issued to MC or any of its designees in connection with the License Agreement.

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to irrevocably waive, give up, and forego any right, title, or interest in any securities issued to them or any of their designees, and agree that any such securities shall be deemed to not have been issued.

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that Michael Broussard and Vince Goett would tender their resignation from any and all positions with either TMC Markers Nevada or the Registrant, by executing and returning forms of resignation.

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that Markers and Vincent Goett agree that pursuant to the Rescission Agreement, the employment agreement (the “Employment Agreement”) between Markers and Vincent Goett would be terminated and of no further force or effect.

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that Vincent Goett agreed to irrevocably waive, give up, and forego any right, title, or interest in any severance payments, parachute payments, or any other payments relating to the termination of his employment pursuant to the Employment Agreement.

As discussed below, Goett and Broussard tendered their resignations from all director and officer positions with both TMC Nevada and the Registrant, effective as of the Effective Date.

The effect of the Rescission Agreement was to restore the Company to an entity with no operating activities effective as of the Effective Date.

Item 5.06

Change in Shell Company Status

The effect of the entry by the Registrant into the Rescission Agreement described above was to restore the Company to an entity with no operating activities effective as of the Effective Date.  Although the Registrant had disclosed in the Current Report filed on September 8, 2010, that it had ceased to be a “shell company,” because the Registrant never actually operated under the License Agreement, derived any revenues from operations under the License Agreement, or obtained any assets or operations pursuant to the transactions contemplated by the License Agreement, the Registrant never actually ceased to be a shell company, and remains a shell company following the Effective Date of the Rescission Agreement.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers.

As noted above, in connection with the Rescission Agreement, Vincent Goett and Michael Broussard resigned from all director and officer positions with the Registrant and its subsidiary, TMC Nevada, effective as of the Effective Date.  Mr. Goett had been appointed as the Co-Chief Executive Officer and Chairman of the Board of the Registrant, and as the Co-Chief Executive Officer and Chairman of the Board of TMC Nevada.  Mr. Broussard had been appointed as the Co-Chief Executive Officer and a Director of the Registrant and as the Co-Chief Executive Officer and a Director of TMC Nevada.

Following their resignations, Jeff D. Jenson remains as the Registrant’s sole officer and director.

Mr. Jenson, 39, has been the Managing Director of Tryant, LLC, since 2004. He also served as President of NextFit, Inc. from February 25, 2009 until March 23, 2010. He currently is an acting Director of Solar Nation, Inc.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired – Not Applicable.

(b)

Pro Forma Financial Information – Not Applicable

(c)

Shell Company Transactions – Not Applicable

(d)

Exhibits

99.1

Rescission Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAGH, Inc.

DATE: October 29, 2010

By: /s/ Jeff D. Jenson

Jeff D. Jenson, President

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